                                                                  EXHIBIT 2.1



                   AGREEMENT AND PLAN OF REORGANIZATION AMONG

              RASTER GRAPHICS, INC., RASTER ACQUISITION CORPORATION

                                       AND

                            ONYX GRAPHICS CORPORATION

                                  June 12, 1995

                                TABLE OF CONTENTS

1.   Merger of Constituent Corporations.......................................................................  1

         1.1      The Merger..................................................................................  1
         1.2      Effective Date of the Merger................................................................  1
         1.3      Articles of Incorporation...................................................................  2
         1.4      Bylaws......................................................................................  2
         1.5      Directors and Officers......................................................................  2
         1.6      Conversion of Shares and Options............................................................  2
         1.7      Onyx Dissenting Shares......................................................................  3
         1.8      Distribution Agent..........................................................................  3
         1.9      Lost, Stolen or Destroyed Certificates......................................................  4
         1.10     Taking of Necessary Action; Further Action..................................................  4
         1.11     Closing of Onyx's Transfer Books............................................................  4
         1.12     Tax-Free Treatment..........................................................................  4
         1.13     Shareholders Agreement......................................................................  4

2.   Representations and Warranties of Onyx...................................................................  4

         2.1      Existence; Good Standing....................................................................  4
         2.2      Power, Authorization and Validity...........................................................  5
         2.3      No Conflicts or Violations..................................................................  5
         2.4      Subsidiaries................................................................................  6
         2.5      Capitalization..............................................................................  6
         2.6      No Breach or Default........................................................................  6
         2.7      Financial Statements; Indebtedness..........................................................  6
         2.8      Absence of Certain Changes..................................................................  7
         2.9      Agreements and Commitments..................................................................  7
         2.10     Intellectual Property.......................................................................  9
         2.11     Transactions with Affiliates................................................................  9
         2.12     Compliance with Laws........................................................................  9
         2.13     Litigation, etc............................................................................. 10
         2.14     Brokers, Finders and Consultants............................................................ 10
         2.15     Assignability of Contracts; No Default...................................................... 10
         2.16     Taxes....................................................................................... 10
         2.17     Customer List............................................................................... 12
         2.18     Tangible Assets............................................................................. 13
         2.19     Accounts and Notes Receivable............................................................... 13
         2.20     Inventories................................................................................. 13
         2.21     Employee Benefit Plans...................................................................... 13
         2.22     Employees................................................................................... 14
         2.23     Health, Safety and Environmental Matters.................................................... 14
         2.24     Insurance................................................................................... 15
         2.25     Books and Records........................................................................... 15

         2.26     Material Misstatements and Omissions........................................................ 15
         2.27     Notice of Fairness Hearing.................................................................. 15

3.   Representations and Warranties of Raster and Sub......................................................... 16

         3.1      Existence; Good Standing.................................................................... 16
         3.2      Power, Authorization and Validity........................................................... 16
         3.3      No Conflicts or Violations.................................................................. 16
         3.4      Subsidiaries................................................................................ 17
         3.5      Capitalization.............................................................................. 17
         3.6      No Breach or Default........................................................................ 17
         3.7      Financial Statements; Indebtedness.......................................................... 18
         3.8      Absence of Certain Changes.................................................................. 18
         3.9      Agreements and Commitments.................................................................. 19
         3.10     Intellectual Property....................................................................... 20
         3.11     Transactions with Affiliates................................................................ 21
         3.12     Compliance with Laws........................................................................ 21
         3.13     Litigation, etc............................................................................. 21
         3.14     Brokers, Finders and Consultants............................................................ 21
         3.15     Taxes....................................................................................... 22
         3.16     Employee Benefit Plans...................................................................... 22
         3.17     Health, Safety and Environmental Matters.................................................... 23
         3.18     Insurance................................................................................... 23
         3.19     Full Disclosure............................................................................. 23
         3.20     Notice of Fairness Hearing.................................................................. 23

4.   Additional Covenants and Agreements...................................................................... 24

         4.1      Conduct of Onyx Prior to Closing............................................................ 24
         4.2      No Other Bids............................................................................... 25
         4.3      Shareholder Approval........................................................................ 26
         4.4      Legal Conditions to the Merger.............................................................. 26
         4.5      Cooperation................................................................................. 26
         4.6      Investigation by Raster..................................................................... 26
         4.7      Satisfactory Shareholder Agreements......................................................... 27
         4.8      Expenses.................................................................................... 27
         4.9      Public Announcements........................................................................ 27
         4.10     Issuance of Raster Preferred Stock.......................................................... 27
         4.11     Consents.................................................................................... 27
         4.12     Secured Loan................................................................................ 28

5.   Conditions of Closing.................................................................................... 28

         5.1      Raster's and Sub's Conditions of Closing.................................................... 28
         5.2      Onyx's Conditions of Closing................................................................ 29
         5.3      Conditions of Raster, Sub and Onyx to Closing............................................... 30


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
6.   Onyx Options............................................................................................. 31

         6.1      Onyx's Plans................................................................................ 31

7.   Escrow and Indemnification............................................................................... 31

         7.1      Creation of Escrow.......................................................................... 31
         7.2      Onyx Shareholders' Representatives.......................................................... 32
         7.3      Indemnity................................................................................... 32
         7.4      Distribution Events......................................................................... 32
         7.5      Termination................................................................................. 34
         7.6      Rights of Shareholders...................................................................... 34
         7.7      Fees........................................................................................ 34
         7.8      Escrow Agent's Protection................................................................... 34
         7.9      Indemnification of Escrow Agent............................................................. 34
         7.10     Exclusive Remedy............................................................................ 35
         7.11     Notice...................................................................................... 35

8.   Termination.............................................................................................. 36

         8.1      Mutual Consent.............................................................................. 36
         8.2      By Raster or Onyx........................................................................... 36
         8.3      By Raster................................................................................... 37
         8.4      By Onyx..................................................................................... 37
         8.5      Effect of Termination....................................................................... 37

9.   Miscellaneous............................................................................................ 37

         9.1      Notice...................................................................................... 37
         9.2      Binding Effect, Benefits.................................................................... 38
         9.3      Entire Agreement............................................................................ 38
         9.4      Governing Law............................................................................... 38
         9.5      Non-Survival of Representation, Warranties and Agreements................................... 39
         9.6      Counterparts................................................................................ 39
         9.7      Headings.................................................................................... 39
         9.8      Waivers..................................................................................... 39
         9.9      Merger of Documents......................................................................... 39
         9.10     Incorporation of Schedules.................................................................. 39
         9.11     Assignability............................................................................... 39
         9.12     Severability................................................................................ 40
         9.13     Finder's Fees............................................................................... 40
         9.14     Effective Date.............................................................................. 40


                                     -iii-
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                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Reorganization (the "Agreement") dated as of the 12th day of June 1995, is entered into by and among Raster Graphics, Inc. ("Raster"), a California corporation, Raster Acquisition Corporation ("Sub"), a Delaware corporation and a wholly owned subsidiary of Raster, Onyx Graphics Corporation ("Onyx"), a Delaware corporation (Sub and Onyx being referred to collectively in this Agreement as the "Constituent Corporations"), and as to
Section 7, Sections 9.2 through 9.14 inclusive, and related provisions only, Bank of America N.T. & S.A. (the "Escrow Agent").

                                    RECITALS

         Raster and Onyx believe it is in the best interests of each company and their respective shareholders that Sub merge with and into Onyx (the "Merger") and that the outstanding shares of Common Stock of Onyx (herein "Onyx Common Stock") be converted upon such Merger into shares of Series C Preferred Stock ("Raster Preferred Stock"), of Raster and each outstanding option to purchase shares of Onyx Common Stock shall be assumed by Raster as provided in this Agreement;

         In consideration of the covenants, promises and representations set forth in this Agreement and for other good and valuable consideration, the parties hereby agree as follows:

         1.       Merger of Constituent Corporations.

                  1.1 The Merger. At the Effective Time (as defined in Section 1.2), Sub shall be merged with and into Onyx in accordance with the applicable provisions of the laws of the State of Delaware and the separate existence of Sub shall thereupon cease, and Onyx, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware. Upon the effectiveness of the Merger, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, of a public as well as of a private nature, of each of the Constituent Corporations; and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, for stock subscriptions as well as all other things in action or belonging to each of such Constituent Corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, the title to any real estate vested by deed or otherwise in either Constituent Corporation shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

                  1.2 Effective Time of the Merger. Subject to the terms and conditions of this Agreement, as soon as practicable after all of the conditions set forth in Section 5 are fulfilled or waived, the parties to this Agreement will cause the Merger to be consummated by the filing with the Secretary of State of the State of Delaware, in accordance with the Delaware General Corporation Law, of an agreement of merger in such form as required by and executed in accordance with the relevant provisions of applicable law (the "Merger Agreement") in substantially the form of Exhibit 1.2 to this Agreement. The Merger shall become effective on the date and time when the Merger Agreement is so filed (the time of such filing being the "Effective Time"). The closing of the Merger (the "Closing") shall take place at 10:00 a.m. at the offices of Venture Law Group on July 31, 1995, or at such other time, date and location as the parties to this Agreement agree (the "Closing Date").

                  1.3 Articles of Incorporation. The Articles of Incorporation of Onyx as in effect at the Effective Time, as amended by the Merger Agreement, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter further amended as provided by law and such Articles of Incorporation.

                  1.4 Bylaws. The Bylaws of Onyx as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                  1.5 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to serve in accordance with the Bylaws of the Surviving Corporation, and, in the case of the officers, each to serve at the discretion of the Board of Directors of the Surviving Corporation in accordance with the Bylaws of the Surviving Corporation.

                  1.6 Conversion of Shares and Options.

                           (a) Conversion of Onyx Stock and Options.

                                     (i) As of the Effective Time, by virtue of
the Merger and without any action on the part of the holders thereof, the shares of Onyx Common Stock which are issued and outstanding immediately prior to the Effective Time, except Dissenters' Shares (as hereinafter defined) shall, by virtue of the Merger, be converted into an aggregate of that number of shares of Raster Preferred Stock as provided in this Section 1.6(a), subject, however, to the deposit of shares into escrow as provided in Section 7 of this Agreement.

                                    (ii) The aggregate number of shares of
Raster Preferred Stock which will be issued to Onyx shareholders in exchange for Onyx Common Stock and Raster Common Stock issuable upon exercise of Onyx options to purchase Onyx Common Stock being assumed by Raster (together, the Raster Preferred Stock and Raster Common Stock shall be referred to as the "Aggregate Raster Shares") shall in no event exceed 3,487,434 and shall be exchanged at a 2 to 1 exchange ratio.

                           (b) Onyx Options. At the Effective Time, all options
to purchase Onyx Common Stock then outstanding under Onyx's 1991 Stock Option Plan (the "1991 Plan") and 1992 Stock Option Plan (the "1992 Plan," and collectively with the 1991 Plan, the "Plans") shall be assumed by Raster as provided in Section 6.

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                           (c) Capital Stock of Sub. Each share of Common Stock,
of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  1.7 Onyx Dissenting Shares. Shares of Onyx Common Stock that have not been voted for adoption of the Merger and with respect to which appraisal rights shall have been properly demanded in accordance with the Delaware General Corporation Law ("Dissenters' Shares") shall not be converted into Raster Preferred Stock as set forth in Section 1.6 on the Effective Time, but shall be converted into the right to receive from Raster such consideration as is determined to be due with respect to such Dissenters' Shares pursuant to the provisions of the Delaware General Corporation Law. Onyx shall give Raster
(i) prompt notice of any written demands for appraisals, withdrawals of demands for appraisal and any other instruments in respect thereof received by Onyx and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal. Onyx will not, except with the prior written consent of Raster, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands. Raster will pay all sums due to holders of Dissenters' Shares.

                  1.8 Distribution Agent. After the Effective Time, an agent designated by Raster shall act as agent (the "Distribution Agent") in effecting the exchange of certificates which, immediately prior to the Effective Time, represented Onyx Common Stock for certificates of Raster Preferred Stock. Promptly after the Effective Time (but in no event later than one business day thereafter), Raster shall make available to the Distribution Agent the shares of Raster Preferred Stock issuable pursuant to Section 1.6 hereof, subject, however, to the deposit of shares into escrow as provided in Section 7 of this Agreement. As soon as practicable after the Effective Time, the Distribution Agent shall mail a transmittal form (the "Letter of Transmittal") to each holder of certificates theretofore representing any such shares of Onyx Common Stock advising such holder of the procedure for surrendering to the Distribution Agent any such share certificates for exchange. If any certificates for Raster Preferred Stock are to be issued in a name other than that in which a certificate so surrendered is then registered, it shall be a condition of such exchange that the certificate surrendered be accompanied by payment of any applicable transfer taxes and documents required for a valid transfer. From and after the Effective Time, until so surrendered, each certificate shall be deemed for all corporate purposes, except as set forth below, to evidence the number of shares of Raster Preferred Stock into which the shares of Onyx Common Stock represented by such certificate shall have been converted. Unless and until any certificate shall be so surrendered, the holder of such certificate shall have no right to vote or to receive any dividends paid or other distributions made to holders of record of Raster Preferred Stock after the Effective Time.

                  Upon surrender of a certificate, the holder of record thereof shall receive, together with certificates representing the Raster Preferred Stock to which he or she shall be entitled in accordance with Section 1.6, all dividends and other distributions with respect to such shares which shall have been paid or made to holders of record of Raster Preferred Stock after the Effective Time without interest thereon. Raster shall be authorized to deliver Raster Preferred Stock attributable to any certificate representing shares of Onyx Common Stock theretofore issued which has been lost or destroyed upon receipt of satisfactory evidence of ownership of the shares formerly represented thereby and of appropriate indemnification.

                  1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Onyx Common Stock shall have been lost, stolen or destroyed, the Distribution Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Raster Preferred Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Raster may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as Raster may reasonably direct as indemnity against any claim that may be made against Raster or the Distribution Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

                  1.10 Taking of Necessary Action; Further Action. Raster, Sub and Onyx, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

                  1.11 Closing of Onyx's Transfer Books. At the Effective Time, the stock transfer books of Onyx shall be closed and no transfer of Onyx Common Stock shall thereafter be made.

                  1.12 Tax-Free Treatment. The Merger is intended to constitute a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the parties shall not report the transaction on any Return (as defined in Section 2.10 below) in a manner inconsistent therewith.

                  1.13 Shareholder Agreement. The shareholders of Onyx as shall be necessary to constitute more than 95% (by value) of the outstanding capital stock of Onyx as of the Effective Time, shall duly execute and deliver to Raster on or before the Closing Date, an agreement substantially in the form of Exhibit 5.1(j) attached to this Agreement (the "Shareholder Agreement"), setting forth, among other things, certain representations relating to compliance with the continuity of interest requirement for qualifying as a reorganization under
Section 368(a) of the Code.

         2. Representations and Warranties of Onyx. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates, Onyx represents and warrants to Raster and Sub as follows:

                  2.1 Existence; Good Standing. Onyx is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Onyx is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by Onyx therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on Onyx. When used in this Section 2, the term "MATERIAL ADVERSE EFFECT" means any change or effect that is or is likely to be materially adverse to the business, Purchased Assets, financial condition, results of operations or prospects of Onyx. Onyx has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

                  2.2 Power, Authorization and Validity. Onyx has all requisite legal and corporate power and authority to enter into and perform its obligations under this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary corporate action on behalf of Onyx. This Agreement has been, and the Agreement of Merger will be, duly executed and delivered by Onyx and this Agreement constitutes, and the Agreement of Merger will constitute, a valid and binding obligation of Onyx, enforceable in accordance with their respective terms against Onyx, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditor's rights generally from time to time in effect and to general equitable principles. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Onyx in connection with the execution and delivery of this Agreement and the Agreement of Merger by Onyx or the consummation by Onyx of the transactions contemplated hereby or thereby.

                  2.3 No Conflicts or Violations. The execution, delivery and performance of this Agreement and the Agreement of Merger will not (i) conflict with or result in any violation of or constitute a default under any provision of Onyx's Certificate of Incorporation or Bylaws or any material agreement, mortgage, bond, indenture, franchise or other instrument or obligation to which Onyx is a party or by which Onyx is bound, (ii) result in the creation of any Encumbrance pursuant to the terms of any material agreement, mortgage, bond, indenture, franchise or other instrument or obligation, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Onyx, (iv) constitute a violation by Onyx of any law or regulation of any jurisdiction in which Onyx conducts its business, (v) result in the breach of any of the terms of, or constitute a default under, or otherwise cause any impairment of, any permit or license or other governmental authorization held by Onyx or required by Onyx for the conduct of its business, or (vi) result in any liability or expense to Raster under any collective bargaining agreements to which Onyx is a party, where such conflict, violation, default or lien or other encumbrance would have a Material Adverse Effect on Onyx. The execution, delivery and performance of this Agreement and the Agreement of Merger will not require the consent of any third person with respect to the rights, licenses, franchises, leases or agreements of Onyx, and will not have a Material Adverse Effect upon any such rights, licenses, franchises, leases or agreements.

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

                  2.4 Subsidiaries. Onyx has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

                  2.5 Capitalization. The authorized capital stock of Onyx consists of 9,990,000 shares of Common Stock, par value $0.001 per share, of which 1,108,400 shares are issued and outstanding, and 10,000 shares of Preferred Stock, no par value, of which no shares are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Onyx has reserved 280,800 shares of Common Stock for issuance under its 1991 Stock Option Plan, under which options to purchase 152,400 shares of Common Stock are outstanding, 545,500 shares of Common Stock for issuance under its 1992 Stock Option Plan, under which options to purchase 397,900 shares of Common Stock are outstanding. All outstanding securities of Onyx were issued in compliance with applicable federal and state securities laws. There are no other preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued stock of Onyx.

                  2.6 No Breach or Default. Onyx is not in default under any material agreement, contract or commitment to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default by Onyx under any such agreement, contract or commitment. To Onyx's best knowledge, the parties to such agreements, contracts or commitments will fulfill their obligations under such agreements, contracts or commitments and are not threatened with insolvency.

                  2.7 Financial Statements; Indebtedness. Attached as Schedule
2.7 of the Onyx Schedule of Exceptions are copies of Onyx's audited balance sheet dated as of September 30, 1994 and Onyx's audited income statement and statement of cash flows for the year then ended (the "AUDITED FINANCIAL STATEMENTS") and Onyx's unaudited balance sheet dated as of May 31, 1995 and Onyx's unaudited income statement and statement of cash flows for the eight-month period then ended (the "UNAUDITED FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS" and the date of the Unaudited Financial Statements is hereinafter referred to as the "DATE OF THE UNAUDITED FINANCIAL STATEMENTS"). The Financial Statements (a) are in accordance with the books and records of Onyx, (b) are complete and correct in all material respects, (c) fairly present the financial condition of Onyx at the respective dates therein indicated and the results of operations for the respective periods therein specified and (d) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), subject, for the Unaudited Financial Statements, to normal year-end adjustments. Onyx has no material debt, liability or obligation of any nature in excess of $25,000, whether absolute or contingent, that is not reflected, reserved against or disclosed in the Financial Statements, except for (i) those that are disclosed in the Onyx Schedule of Exceptions, (ii) those that may have been incurred after the Date of the Unaudited Financial Statements in the ordinary course of its business, consistent with past practice, and (iii) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of such orders or agreements, provided Onyx is not in default thereunder.

                  2.8 Absence of Certain Changes. Since the Date of the Unaudited Financial Statements, there has not been any, with respect to Onyx:

                           (a) amendments or changes in the Certificate of
Incorporation or Bylaws of Onyx;

                           (b) change in the cash, accounts receivable, accounts
payable as disclosed on the balance sheet of the Unaudited Financial Statements by more than $25,000;

                           (c) destruction, material damage to, or loss of any
of the material assets (whether or not covered by insurance) of Onyx;

                           (d) event or condition of any character that Onyx
believes has or might reasonably be expected to have a Material Adverse Effect on Onyx;

                           (e) transaction, contract or commitment which
provides for a period of performance by Onyx which extends beyond twelve (12) months from the date hereof or involves payment or receipt after the date hereof of amounts in excess of $25,000, except this Agreement and the transactions contemplated hereby; or

                           (f) agreement by Onyx to do any of the things
described in the preceding clauses (a) through (e), other than this Agreement, the Agreement of Merger and negotiations with Raster regarding the transactions contemplated hereby and thereby.



                  2.9 Agreements and Commitments. Schedule 2.9 of the Onyx Schedule of Exception, sets forth any oral or written agreement, obligation or commitment to which Onyx is a party and which is described below:

                           (a) any contract, commitment, letter contract,
quotation, purchase order, bid or proposal providing for payments by or to Onyx in an amount in excess of $25,000 per year;

                           (b) any license agreement as licensor or licensee
(other than forms of standard non-exclusive software licenses granted to end-user customers in the ordinary course of business, consistent with past practice);

                           (c) any agreement by Onyx to encumber, transfer or
sell rights in or with respect to any Intellectual Property (as defined in Section 2.10 hereof) (except for non-exclusive software licenses granted to end-user customers in the ordinary course of business, consistent with past practice;

                           (d) any agreement for the sale or lease of real or
personal property involving more than $25,000 per year;

                           (e) any dealer, distributor, sales representative,
original equipment manufacturer, value added remarketer or other agreement for the distribution of more than $25,000 of Onyx's products;

                           (f) any joint venture contract or arrangement or any
other agreement that involves a sharing of profits with other persons;

                           (g) any contract for goods or services involving more
than $25,000 per year;

                           (h) any agreement or other document relating to
noncompetition covenants by Onyx;

                           (i) any instrument evidencing indebtedness for
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness and advances to employees incurred in the ordinary course of business, consistent with past practice;

                           (j) any collective bargaining agreement;

                           (k) any agreement that contains any unpaid severance
liabilities or obligations;

                           (l) any bonus, deferred compensation, incentive
compensation, pension, profit-sharing or retirement plan, or any other employee benefit plan or arrangement;

                           (m) any employment or consulting agreement, contract
or commitment with an employee or individual consultant or salesperson or consulting or sales or distribution agreement, contract or commitment with a firm or other organization not terminable by Onyx on thirty (30) days' notice without liability;

                           (n) any agreement or plan, including, without
limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (o) any fidelity, surety or completion bond;

                           (p) any agreement of indemnification or guaranty,
including, without limitation, agreements with officers, directors, consultants, advisors and suppliers;

                           (q) any agreement, contract or commitment relating to
the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

                           (r) any mortgage, indenture, loan or credit
agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit; or

                           (s) any other agreement, contract or commitment that
involves amounts in excess of $25,000 or is not cancelable without penalty within thirty (30) days.

                  2.10     Intellectual Property.

                           (a) Onyx owns, is licensed or otherwise possesses
legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets and tangible and intangible proprietary information or material that are used in the business of Onyx as currently conducted where the failure to have such right would result or would be expected to result in a Material Adverse Effect on Onyx (the "INTELLECTUAL PROPERTY"). Schedule 2.10 of the Onyx Schedule of Exceptions sets forth all patents, registered and unregistered trademarks and service marks, registered and unregistered copyrights, trade names and service marks and any applications therefor, included in the Intellectual Property, and specifies the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                           (b) No claims with respect to the Intellectual
Property, or any patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets and tangible and intangible proprietary information or material of any third party (to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Onyx) ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), have been asserted or are threatened by any person or entity, nor does Onyx know of any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed by Onyx infringes on any patent, trademark, trade name, service mark, copyright or trade secret; (ii) against the use by Onyx of any patents, trademarks, trade names, service marks, copyrights, technology or trade secret used in Onyx's business as currently conducted; (iii) challenging the ownership, validity, enforceability or effectiveness of any Intellectual Property or (iv) challenging Onyx's license or legally enforceable right to use any Third Party Intellectual Property Rights. To the best of Onyx's knowledge, all patents, registered trademarks, service marks and copyrights held by Onyx are valid and subsisting.

                           (c) No Intellectual Property or, to Onyx's knowledge,
Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Onyx. Onyx has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, or any Third Party Intellectual Property Right.

                  2.11 Transactions with Affiliates. There have been no material transactions to which Onyx is a party in which any current director or officer or a member of his or her immediate family had or will have any direct or indirect interest.

                  2.12 Compliance with Laws. Onyx has complied, and will be on the Closing Date in full compliance, in all material respects with all applicable, laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Onyx.

Onyx has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. No governmental authority which licenses or audits Onyx has conducted any audit of Onyx during the last five years.

                  2.13 Litigation, etc. There are no suits, actions, administrative proceedings, arbitration, unfair labor practice, worker's compensation or other proceedings or governmental investigations (collectively "LITIGATION"), pending or threatened against or relating, directly or indirectly, to Onyx, and there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or by arbitration, pursuant to a grievance or other procedure) against or relating to Onyx, which could result in a Material Adverse Effect, or any Encumbrance, on Onyx. To the best knowledge of Onyx, there is no basis for any Litigation.

                  2.14 Brokers, Finders and Consultants. Onyx is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the acquisition of Onyx or any other transaction contemplated by this Agreement.

                  2.15 Assignability of Contracts; No Default. Onyx has no reason to believe that assignments, novations or other transfers of the rights, licenses, franchises, leases or agreements of Onyx will not be obtained for transfer to Raster in accordance with Section 5.3(e) hereof at or prior to the Closing, without default, penalty or other similar restriction. To the knowledge of Onyx, no default or condition permitting declaration of default exists with respect to any of the rights, licenses, franchises, leases or agreements of Onyx. Onyx is not aware of any payments (other than payment for rent under rights, licenses, franchises, leases or agreements of Onyx relating to leased property) that will be required in the future to be made under the rights, licenses, franchises, leases or agreements of Onyx .

                  2.16     Taxes.

                           (a) Definitions. For purposes of this Agreement, the
following definitions shall apply:

                                     (i) The term "Taxes" shall mean all taxes,
however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected.

                                     (ii) The term "Returns" shall mean all
reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

                           (b) Returns Filed and Taxes Paid. All Returns
required to be filed by or on behalf of Onyx have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Onyx under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Onyx with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the date of this Agreement. Onyx has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Onyx with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Onyx is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established. Onyx is not, and at no time has been (nor has any predecessor of Onyx been), a member of any consolidated, combined or other tax reporting group pursuant to which Onyx could be liable for Taxes with respect to the income, property or activities of another entity. Onyx has not been at any time a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

                           (c) Tax Reserves. The amount of Onyx's liability for
unpaid Taxes for all periods ending on or before the date of this Agreement do not, and the amount of Onyx's liability for unpaid Taxes for all periods ending on or before the Closing Date shall not, in the aggregate, materially exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Onyx Financial Statements.

                           (d) Returns Furnished. Raster has been furnished by
Onyx with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Onyx relating to Taxes, and (ii) all federal and state income or franchise tax returns and state sales, use and property tax returns for Onyx for all periods ending on and after June 30, 1990.

                           (e) Tax Deficiencies; Audits; Statutes of
Limitations. The Returns of Onyx have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened (either in writing or verbally, formally or informally). No deficiencies exist or have been asserted (either in writing or verbally, formally or informally) or are expected to be asserted with respect to Taxes of Onyx, and Onyx has not received notice (either in writing or verbally formally or informally) nor reasonably expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. Onyx is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or verbally, formally or informally) against Onyx or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Onyx. Onyx has disclosed on its federal and state income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 (or related state provisions).

                           (f) Tax Sharing Agreements. Onyx is not (nor has it
ever been) a party to any tax sharing agreement.

                           (g) Tax Elections and Special Tax Status. Onyx is not
a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Onyx is not nor has it been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Onyx is not a "consenting corporation" under Section 341(f) of the Code. Onyx has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to the group pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Onyx has not participated in an international boycott as defined in Code Section 999. Onyx has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of a change in accounting method, and Onyx does not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date. Onyx is not and has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of Code Section 6038A and the regulations thereunder.

                           (h) Tax Basis and Tax Attributes. The Onyx Schedule
of Exceptions contains a substantially accurate and complete description of Onyx's basis in its assets, current and accumulated earnings and profits, and tax carryovers. Onyx has no net operating losses or other tax attributes currently subject to limitation under Code Sections 382, 383, or 384.

                  2.17 Customer List. Attached as Schedule 2.17 to the Onyx Schedule of Exceptions is a true, correct and complete list of the names, addresses and gross billings of all customers of Onyx for the year ended September 30, 1994 and the eight-month period ended May 31, 1995. To the knowledge of Onyx, since the Date of the Unaudited Financial Statements, there has been no occurrence or circumstance in which (a) any customer listed on
Schedule 2.17 has canceled or significantly curtailed its purchase of products or services from Onyx or (b) any customer having a contractual relationship with Onyx which by its terms is subject to renewal within twelve (12) months after the date of this Agreement has informed Onyx that he, she or it does not intend to renew such contractual relationship. Onyx is not aware that any customer listed on Schedule 2.18 (a) intends to cease or reduce the purchase of Onyx's products or services following the Closing, or (b) is subject to any agreement or understanding which would prohibit such customer from purchasing additional products or services from Raster following the Closing Date.

                  2.18 Tangible Assets. Attached as Schedule 2.18 of the Onyx Schedule of Exceptions is a true, correct and complete list of all tangible assets of Onyx as of the Date of the Unaudited Financial Statements, and there are no other such tangible assets not reflected in such list. All such property, machinery, equipment and fixtures are in good condition and repair for the purposes now used in Onyx's business and are free from any known defects.

                  2.19 Accounts and Notes Receivable. Attached as Schedule 2.19 of the Onyx Schedule of Exceptions is a complete list of the accounts and notes receivable of Onyx as of the Date of the Unaudited Financial Statements, aged by customer or debtor, as the case may be. The accounts and notes receivable of Onyx as of the date shown or acquired after such date and prior to the Closing Date arose from valid transactions and, to the knowledge of Onyx, are collectible (net of the allowance for doubtful accounts) in the ordinary and usual course of business and not subject to any set-off.

                  2.20 Inventories. Attached as Schedule 2.20 of the Onyx Schedule of Exceptions hereto is breakdown of the inventory of Onyx as of the Date of the Unaudited Financial Statements. The inventories of Onyx, whether finished goods, work in process or raw materials, as of such date or acquired after such date and prior to the Closing Date, are all items that are in good condition, conform in all material respects with Onyx's specifications and warranties and are not obsolete, unless otherwise reserved for in the Financial Statements.

                  2.21 Employee Benefit Plans. Except as attached as Schedule
2.21 of the Onyx Schedule of Exceptions, Onyx does not have any employee pension benefit plans, multi-employer plans, employee welfare plans or arrangements covering active, former or retired employees of Onyx which it currently maintains or to which it is a contributing employer or has in the past maintained or contributed (the "PLANS"). To the extent applicable:

                           (a) Each Plan complies, in all material respects,
with the applicable provisions and requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Code, and all other applicable laws and regulations, and has been maintained and administered in all material respects in compliance with its terms;

                           (b) Each such Plan intended to qualify under Section
401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status, which determination letter may still be relied on as to such tax qualified status;

                           (c) No Plan is covered by or subject to Title IV of
ERISA or Section 412 of the Code;

                           (d) To the best knowledge of Onyx, there are no
pending or anticipated material claims against or otherwise involving any of the Plans or any fiduciaries thereunder or violation of any applicable law with respect to any such Plan;

                           (e) Neither Onyx nor any "party in interest" (as
defined in ERISA Section 3(14)) or "disqualified person" (as defined in Code
Section 4975) with respect to any
such Plan has engaged in a non-exempt "prohibited transaction" within the meaning of Code Section 4975 or ERISA Section 406;

                           (f) None of the Plans that are welfare benefit plans
provides for benefits or coverage for any former or retired employees or their beneficiary, except to the extent required by law, and there has been no violation of Code Section 4980B or ERISA Sections 601-608 with respect to any such Plan that could result in any material liability;

                           (g) Neither Onyx nor any trade or business (whether
or not incorporated) under common control with Onyx within the meaning of ERISA
Section 4001(c)(1) has, or at any time has had, any obligation to contribute to any "multi-employer plan" as defined in ERISA Section 3(37); and

                           (h) All material contributions, reserves or premium
payments, required to be made as of the date hereof to the Plans have been made or provided for.

                  2.22     Employees.

                           (a) Set forth on Schedule 2.22(a) of the Onyx
Schedule of Exceptions is a true and complete list of all employees of Onyx, including current date of hire, position, accrued vacation, wage or salary, bonus and security status. In addition, attached to Schedule 2.22(a) of the Onyx Schedule of Exceptions are true and complete copies of all written, and to the best knowledge of Onyx a description of the terms of all oral, employment, development and consulting contracts of Onyx. Such Schedule 2.22(a) shall clearly differentiate employees and consultants. All such contracts are valid and are in full force and effect in all respects, and neither Onyx, nor to the knowledge of Onyx, any other party is in breach or default of any such contract. Onyx has no written or oral agreement or commitment to pay any person anything of value upon or in connection with the termination of such person's employment or engagement by Onyx.

                           (b) All past and present directors, officers,
employees and consultants of Onyx who have had and who have access to the Intellectual Property and other proprietary information of Onyx had and have executed and delivered to Onyx agreements regarding the confidentiality and non-disclosure of such Intellectual Property and proprietary information and the assignment of intellectual property rights to Onyx. Attached as Schedule 2.22(b) of the Disclosure Schedule are true and complete copies of all such agreements. With respect to Onyx, and to the knowledge of Onyx with respect to the other party, all such agreements are valid and remain in full force and effect, and neither Onyx, nor to the best of Onyx's knowledge, any other party is in breach or default of any such agreement.

                           (c) Onyx has no knowledge of any Onyx employee that
intends to leave Onyx's employ.

                  2.23     Health, Safety and Environmental Matters.

                           (a) There are no conditions at, on, under or related
to, any real property of Onyx or at which it conducts or has conducted any of its operations or business which presently or potentially pose a significant hazard to human health or the environment, whether or not in compliance with law, and there has been no production, use, treatment, storage, transportation or disposal by Onyx of any Hazardous Substance, as hereinafter defined, at or on such real property nor any release or threatened release by Onyx of any Hazardous Substance, pollutant or contaminant into or upon or over the real property or into or upon ground or surface water at or within 2,000 feet of the boundaries of such real property except in compliance with applicable law. No Hazardous Substance is now or ever have been stored by Onyx on such real property in underground tanks, pits or surface impoundments except in compliance with applicable law.

                           (b) No action, investigation, proceeding, permit
revocation, permit amendment, writ, injunction or claim is pending, nor has Onyx received any notice of any of the foregoing, concerning or relating to (i) the use, storage, sale or disposal of any Hazardous Substance related to or affecting the Purchased Assets, (ii) the exposure of any person to any Hazardous Substance as a consequence of any activity related to or affecting the Purchased Assets or (iii) the presence of any Hazardous Substance in, on or under any of Onyx's facilities or any property owned, leased or occupied by Onyx which is related to or affecting the Purchased Assets.

                           (c) For purposes of this Section 2.23, "HAZARDOUS
SUBSTANCE" shall mean any environmentally hazardous or toxic substance, material or waste which is currently regulated as such by any local governmental authority, any state or the United States Government.

                  2.24 Insurance. Attached as Schedule 2.24 to the Onyx Schedule of Exceptions is a copy of all fire, casualty and general liability insurance policies which Onyx carries and Onyx believes such insurance coverage is reasonably prudent for similarly sized and similarly situated businesses.

                  2.25 Books and Records. Set forth on Schedule 2.25 of the Onyx Schedule of Exceptions is a true and complete list and description of all banks or other financial institutions (including brokerage firms and money market mutual funds) in which Onyx keeps accounts, deposits, or cash balances or safety deposit boxes, including addresses, account and identification numbers, and the names of all persons who have the authority to draw on such deposits, accounts or balances or who have access to such boxes. The books, records and accounts of Onyx are (i) complete and correct in all material respects, and (ii) prepared in accordance with GAAP.

                  2.26 Material Misstatements and Omissions. Neither this Agreement, its schedules and exhibits, the Agreement of Merger, nor any of the certificates or documents to be delivered by Onyx to Raster under this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  2.27 Notice of Fairness Hearing. The information supplied by Onyx for inclusion in the notice of fairness hearing (the "NOTICE") filed with the California Department of Corporations will not at the time the Notice is mailed to stockholders of Onyx contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they are made. If at any time prior to the Closing Date any event relating to Onyx or any of its affiliates, officers or directors is discovered by Onyx which should be set forth in an amendment or supplement to the Notice, Onyx shall promptly inform Raster of such fact. Notwithstanding the foregoing, Onyx makes no representation or warranty with respect to any information supplied by Raster that is contained in the Notice, or any amendments or supplements thereto.

         3. Representations and Warranties of Raster and Sub. Except as disclosed in a document referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is supplied by Raster to Onyx (the "Raster Disclosure Schedule") and dated as of the date hereof, or, subject to the subsequent approval in writing by Onyx of an updated Raster Disclosure Schedule, as of the Effective Time, Raster and Sub represent and warrant to Onyx as follows:

                  3.1 Existence; Good Standing. Raster is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California. Raster is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by Raster therein or in which the transaction of its business makes such qualification necessary, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a Material Adverse Effect on Raster. Raster has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

                  3.2 Power, Authorization and Validity. Raster has all requisite legal and corporate power and authority to enter into and perform its obligations under this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Agreement of Merger and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by all necessary corporate action on behalf of Raster. This Agreement has been, and the Agreement of Merger will be, duly executed and delivered by Raster and this Agreement constitutes, and the Agreement of Merger will constitute, a valid and binding obligation of Raster, enforceable in accordance with their respective terms against Raster, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditor's rights generally from time to time in effect and to general equitable principles. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Raster in connection with the execution and delivery of this Agreement and the Agreement of Merger by Raster or the consummation by Raster of the transactions contemplated hereby or thereby or hereby.

                  3.3 No Conflicts or Violations. The execution, delivery and performance of this Agreement and the Agreement of Merger will not (i) conflict with or result in any violation of or constitute a default under any provision of Raster's Articles of Incorporation or Bylaws or any material agreement, mortgage, bond, indenture, franchise or other instrument or obligation to which Raster is a party or by which it is bound, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Raster or upon the property or business regulation of any jurisdiction as such law or regulation relates to Raster or the property or business or Raster, (iii) constitute a violation by Raster of any law or regulation of any jurisdiction in which Raster conducts its business, (iv) result in the breach of any of the terms of, or constitute a default under, or otherwise cause any impairment of, any permit, license or other governmental authorization held by Raster or required of Raster to conduct its business, or (v) require the consent of any third person with respect to the rights, licenses, franchises, leases or agreements of Raster, and will not have a Material Adverse Effect upon any such rights, licenses, franchises, leases or agreements.

                  3.4 Subsidiaries. Raster has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

                  3.5 Capitalization. The authorized capital stock of Raster consists of 40,000,000 shares of Common Stock, of which 1,007,601 shares are issued and outstanding, and 27,850,000 shares of Preferred Stock, 1,600,000 shares of which have been designated Series A Preferred Stock, all of which are issued and outstanding, 5,250,000 shares of which have been designated Series B Preferred Stock, 5,120,000 shares of which are issued and outstanding and 21,000,000 shares of which have been designated Series C Preferred Stock, 20,526,856 of which are issued and outstanding. All issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable. The Company has reserved 1,600,000 shares of Common Stock for issuance upon conversion of Series A Preferred Stock, 5,250,000 shares of Common Stock for issuance upon conversion of the Series B Preferred Stock, 21,000,000 shares of Common Stock for issuance upon conversion of Series C Preferred Stock, 1,421,037 shares of Common Stock for issuance upon exercise of warrants to purchase Raster's Common Stock, 52,000 shares of Series B Preferred Stock for issuance upon exercise of warrants to purchase Raster's Series B Preferred Stock, 4,450,000 shares of Common Stock for issuance to employees under Raster's 1988 Stock Option Plan under which options to purchase 4,216,525 shares of Common Stock are outstanding and 450,000 shares of Common Stock for issuance to employees under Raster's 1988 Stock Purchase Plan under which 330,000 shares remain available for grant. The Series A, Series B and Series C Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation as previously furnished to Onyx, and all such rights, preferences, privileges and restrictions are valid, binding and enforceable in accordance with applicable laws. All outstanding securities of Raster were issued in compliance with applicable federal and state securities laws. There are no other preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase any of the authorized but unissued stock of Raster.

                  3.6 No Breach or Default. Raster is not in default under any material agreement, contract or commitment to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default by Raster under any such agreement, contract or commitment. To Raster's best knowledge, the parties to such agreements, contracts or commitments will fulfill their obligations under such agreements, contracts or commitments and are not threatened with insolvency.

                  3.7 Financial Statements; Indebtedness. Attached as Schedule
3.7 of the Raster Schedule of Exceptions are copies of Raster's audited balance sheet dated as of December 31, 1994, Raster's audited income statement and statement of cash flows for the year then ended (the " RASTER AUDITED FINANCIAL STATEMENTS") and Raster's unaudited balance sheet dated as of May 26, 1995 and Raster's unaudited income statement for the five-month period then ended (the "RASTER UNAUDITED FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "RASTER FINANCIAL STATEMENTS" and the date of the Raster Unaudited Financial Statements is hereinafter referred to as the "DATE OF THE RASTER UNAUDITED FINANCIAL STATEMENTS"). The Raster Financial Statements (a) are in accordance with the books and records of Raster, (b) are complete and correct in all material respects, (c) fairly present the financial condition of Raster at the respective dates therein indicated and the results of operations for the respective periods therein specified and (d) have been prepared in accordance with GAAP, subject for the Unaudited Financial Statements, to normal year-end adjustments. Raster has no material debt, liability or obligation of any nature, whether absolute or contingent that is not reflected, reserved against or disclosed in the Raster Financial Statements, except for (i) those that are disclosed in the Raster Schedule of Exceptions, (ii) those that may have been incurred after the Raster Date of the Unaudited Financial Statements in the ordinary course of its business, consistent with past practice, and (iii) open purchase or sales orders or agreements for delivery of goods and services in the ordinary course of such orders or agreements, provided Raster is not in default thereunder.

                  3.8 Absence of Certain Changes. Since the Date of the Raster Unaudited Financial Statements, there has not been any, with respect to Raster:

                           (a) amendments or changes in the Articles of
Incorporation or Bylaws of Raster;

                           (b) capital expenditures or additions of equipment to
existing leases exceeding $50,000 in the aggregate;

                           (c) destruction, material damage to, or loss of any
material assets (whether or not covered by insurance);

                           (d) change in accounting methods or practices
(including any change in depreciation or amortization policies or rates);

                           (e) write-up or write-down of any of its assets;

                           (f) declaration, setting aside or payment of a
dividend or other distribution with respect to the shares of capital stock of Raster, or any direct or indirect redemption, purchase or other acquisition by Raster of any of its shares of capital stock;

                           (g) event or condition of any character that Raster
believes has or might reasonably be expected to have a Material Adverse Effect on Raster;

                           (h) transaction, contract or commitment, which
provides for a period of performance by Raster which extends beyond twelve (12) months from the date hereof or involves payment or receipt after the date hereof of amounts in excess of $200,000, except (i) contracts listed on the Raster Disclosure Schedule and (ii) this Agreement and the transactions contemplated hereby; or

                           (i) agreement by Raster to do any of the things
described in the preceding clauses (a) through (h), other than this Agreement, the Related Agreements, and negotiations with Onyx regarding the transactions contemplated hereby and thereby.

                  3.9 Agreements and Commitments. Except as set forth on the Raster Disclosure Schedule, Raster is not a party to any currently existing contract, obligation, agreement, plan, arrangement or commitment or the like (written or oral) or any material nature, relating to the following:

                           (a) any contract, commitment, letter contract,
quotation, purchase order, bid or proposal providing for payments by or to Raster in an amount in excess of $200,000 per year;

                           (b) any license agreement as licensor or licensee
(other than forms of standard non-exclusive software licenses granted to end-user customers in the ordinary course of business and consistent with past practice);

                           (c) any agreement by Raster to encumber, transfer or
sell rights in or with respect to any Intellectual Property (as defined in Section 4.9 hereof) (except for non-exclusive software licenses granted to end-user customers in the ordinary course of business, consistent with past practice;

                           (d) any agreement for the sale or lease of real or
personal property involving more than $50,000 per year;

                           (e) any dealer, distributor, sales representative,
original equipment manufacturer, value added remarketer or other agreement for the distribution of more than $200,000 of Raster's products;

                           (f) any joint venture contract or arrangement or any
other agreement that involves a sharing of profits with other persons;

                           (g) any contract for goods or services involving more
than $200,000 per year;

                           (h) any agreement or other document relating to
noncompetition covenants by Raster;

                           (i) any instrument evidencing indebtedness for
borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise, except for trade indebtedness and advances to employees incurred in the ordinary course of business, consistent with past practice;

                           (j)      any collective bargaining agreement;

                           (k) any agreement that contains any unpaid severance
liabilities or obligations;

                           (l) any bonus, deferred compensation, incentive
compensation, pension, profit-sharing or retirement plan, or any other employee benefit plan or arrangement;

                           (m) any employment or consulting agreement, contract
or commitment with an employee or individual consultant or salesperson or consulting or sales or distribution agreement, contract or commitment with a firm or other organization not terminable by Raster on thirty (30) days' notice without liability;

                           (n) any agreement or plan, including, without
limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                           (o) any fidelity or surety bond or completion bond;

                           (p) any agreement of indemnification or guaranty,
including, without limitation, agreements with officers, directors, consultants, advisors and suppliers;

                           (q) any agreement, contract or commitment relating to
the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

                           (r) any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit; or

                           (s) any other agreement, contract or commitment that
involves amounts in excess of $200,000 or is not cancelable without penalty within thirty (30) days.

                  3.10     Intellectual Property.

                           (a) Raster owns, or is licensed or otherwise
possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets and tangible and intangible proprietary information or material that are used in the business of Raster as currently conducted where the failure to have such right would result or would be expected to result in a Material Adverse Effect on Raster (the "INTELLECTUAL PROPERTY"). Schedule 3.10 of the Disclosure Schedule sets forth all patents, registered and unregistered trademarks and service marks, registered and unregistered copyrights, trade names and service marks and any applications therefor included in the Intellectual Property, and specifies the jurisdictions in which each such Intellectual Property has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

                           (b) No claims with respect to the Intellectual
Property or any patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets and tangible and intangible proprietary information or material of any third party (to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Raster) ("THIRD PARTY INTELLECTUAL PROPERTY RIGHTS"), have been asserted or are threatened by any person or entity, nor does Raster know of any valid grounds for any claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed by Raster infringes on any patent, trademark, trade name, service mark, copyright or trade secret; (ii) against the use by Raster of any patents, trademarks, trade names, service marks, copyrights, technology or trade secret used in Raster's business as currently conducted; (iii) challenging the ownership, validity, enforceability or effectiveness of any Intellectual Property or (iv) challenging Raster's license or legally enforceable right to use any Third Party Intellectual Property Rights. To Raster's knowledge, all patents, registered trademarks, service marks and copyrights held by Raster are valid and subsisting.

                           (c) No Intellectual Property or, to Raster's
knowledge, Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Raster. Raster has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property or any Third Party Intellectual Property Right.

                  3.11 Transactions with Affiliates. There have been no material transactions to which Raster is a party in which any current director or officer or a member of his or her immediate family had or will have any direct or indirect interest.

                  3.12 Compliance with Laws. Raster has complied, and will be on the Closing Date in full compliance, in all material respect with all applicable, laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Raster or to the assets, properties and business of Raster. Raster has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. No governmental authority which licenses or audits Raster has conducted any audit of Raster during the last five years.

                  3.13 Litigation, etc. There is no Litigation, pending or threatened against or relating, directly or indirectly, to Raster, and there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency or by arbitration, pursuant to a grievance or other procedure) against Raster which could have a Material Adverse Effect on Raster. To the best knowledge of Raster, there is no basis for any Litigation.

                  3.14 Brokers, Finders and Consultants. Raster is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with the acquisition of Onyx or any other transaction contemplated by this Agreement.

                  3.15 Taxes. Raster has duly and timely filed (or will file prior to the Closing Date) all returns and reports of taxes required to be filed prior to such date and has no material liability for unpaid taxes for periods ending on or prior to that date except for taxes for which adequate reserves have been established. Raster has complied with all record keeping and tax reporting obligations relating to income and employment taxes due with respect to compensation paid to employees. Raster is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code. There are no pending proceedings with respect to taxes. There are no threatened proceedings with respect to taxes, which if decided adversely to Raster, would have a Material Adverse Effect on Raster.

                  3.16 Employee Benefit Plans. Raster does not have any employee pension benefit plans, multi-employer plans, employee welfare plans or arrangements covering active, former or retired employees of Raster which it currently maintains or to which it is a contributing employer or has in the past maintained or contributed (the "PLANS"). To the extent applicable:

                           (a) Each Plan complies, in all material respects,
with the applicable provisions and requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"), the Code, and all other applicable laws and regulations, and has been maintained and administered in all material respects in compliance with its terms;

                           (b) Each such Plan intended to qualify under Section
401(a) of the Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status, which determination letter may still be relied on as to such tax qualified status;

                           (c) No Plan is covered by or subject to Title IV of
ERISA or Section 412 of the Code;

                           (d) To the best knowledge of Raster, there are no
pending or anticipated material claims against or otherwise involving any of the Plans or any fiduciaries thereunder or violation of any applicable law with respect to any such Plan;

                           (e) Neither Raster nor any "party in interest" (as
defined in ERISA Section 3(14)) or "disqualified person" (as defined in Code
Section 4975) with respect to any such Plan has engaged in a non-exempt "prohibited transaction" within the meaning of Code Section 4975 or ERISA
Section 406;

                           (f) None of the Plans that are welfare benefit plans
provides for benefits or coverage for any former or retired employees or their beneficiary, except to the extent required by law, and there has been no violation of Code Section 4980B or ERISA Sections 601-608 with respect to any such Plan that could result in any material liability;

                           (g) Neither Raster nor any trade or business (whether
or not incorporated) under common control with Raster within the meaning of ERISA

Section 4001(c)(1) has, or at any time has had, any obligation to contribute to any "multi-employer plan" as defined in ERISA Section 3(37); and

                           (h) All material contributions, reserves or premium
payments, required to be made as of the date hereof to the Plans have been made or provided for.

                  3.17     Health, Safety and Environmental Matters.

                           (a) There are no conditions at, on, under or related
to, any real property of Raster or at which it conducts or has conducted any of its operations or business which presently or potentially pose a significant hazard to human health or the environment, whether or not in compliance with law, and there has been no production, use, treatment, storage, transportation or disposal by Raster of any Hazardous Substance, as hereinafter defined, at or on such real property nor any release or threatened release by Raster of any Hazardous Substance, pollutant or contaminant into or upon or over the real property or into or upon ground or surface water at or within 2,000 feet of the boundaries of such real property except in compliance with applicable law. No Hazardous Substance is now or ever have been stored by Raster on such real property in underground tanks, pits or surface impoundments except in compliance with applicable law.

                           (b) No action, investigation, proceeding, permit
revocation, permit amendment, writ, injunction or claim is pending, nor has Raster received any notice of any of the foregoing, concerning or relating to
(i) the use, storage, sale or disposal of any Hazardous Substance related to or affecting the Purchased Assets, (ii) the exposure of any person to any Hazardous Substance as a consequence of any activity related to or affecting the Purchased Assets or (iii) the presence of any Hazardous Substance in, on or under any of Raster's facilities or any property owned, leased or occupied by Raster which is related to or affecting the Purchased Assets.

                           (c) For purposes of this Section 3.17, "HAZARDOUS
SUBSTANCE" shall mean any environmentally hazardous or toxic substance, material or waste which is currently regulated as such by any local governmental authority, any state or the United States Government.

                  3.18 Insurance. Raster maintains fire, casualty and general liability insurance which Raster believes to be reasonably prudent for similarly sized and similarly situated businesses.

                  3.19 Full Disclosure. Neither this Agreement, its schedules and exhibits, nor any of the certificates or documents to be delivered by Raster to Onyx under this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                  3.20 Notice of Fairness Hearing. The information supplied by Raster for inclusion in the Notice will not at the time the Notice is mailed to the stockholders of Onyx, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they are made. If at any time prior to the Closing Date any event relating to Raster or any of its affiliates, officers or directors is discovered by Raster which should be set forth in an amendment or supplement to the Notice, Raster shall promptly inform Onyx of such fact. Notwithstanding the foregoing, Raster makes no representation or warranty with respect to any information supplied by Onyx that is contained in the Notice, or any amendments or supplements thereto.

         4. Additional Covenants and Agreements. The parties further covenant and agree as follows:

                  4.1 Conduct of Onyx Prior to Closing. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time:

                           (a) Operations in the Ordinary Course of Business.
Onyx will conduct its operations according to its ordinary course of business and will use its best efforts, subject to the following, to maintain and preserve its business organization and relationships with agents and all others.

                           (b) Forbearance. Except as disclosed by Onyx to
Raster in writing prior to the date of this Agreement or on the Onyx Schedule of Exceptions, Onyx shall not, without the prior written consent of Raster:

                                     (i) incur any indebtedness for borrowed
money, assume, guarantee, endorse (other than endorsement of accounts receivable for collection) or otherwise become responsible for the obligations of any other individual, firm or corporation, or make any loans or advances to any individual, firm or corporation, except any indebtedness borrowed under a line of credit agreement with a bank which is in effect as of the date hereof;

                                     (ii) make, declare or pay any dividend, or
declare or make any distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its outstanding capital stock except for shares of its Common Stock purchasable from employees or consultants at the original purchase price upon termination of employment or consulting in accordance with its usual and customary practice, or, except as permitted under
Section 2.2, authorize the creation or issuance of any additional shares of its capital stock or any options, calls or com mitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from it, any shares of its capital stock, or agree to take any such action;

                                     (iii) except as specifically necessary to
consummate the transactions contemplated in this Agreement, take any action to amend its Articles of Incorporation or Bylaws;

                                     (iv) mortgage, pledge or otherwise encumber
any of its properties or assets;

                                     (v) sell or transfer any of its properties
or assets or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business;

                                     (vi) make any investment of a capital
nature in excess of $25,000 for any single project either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

                                     (vii) enter into, except in the ordinary
course of business, any agreement, contract or commitment;

                                     (viii) terminate or make any material
change in any of its agreements, contracts or commitments;

                                     (ix) increase in any manner the
compensation or fringe benefits of any of its officers or any employee or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any officers or employees, or commit itself to any pension, retirement or profit-sharing plan or agreement or employment agreement with or for the benefit of any officer, employee or other person;

                                     (x) permit any insurance policy (excluding,
however, those policies for which no replacement is available at a cost comparable to that currently in effect) naming it as a beneficiary or a loss payable payee to be cancelled or terminated or any of the coverage thereunder to lapse; or

                                     (xi) accelerate, amend or change the period
of exercisability of options or restricted stock issued by Onyx or authorize cash payments in exchange for any options issued by Onyx.

                           (c) Taxes. Onyx shall prepare and timely file all
Returns and amendments thereto required to be filed by it on or before the Effective Time. Raster shall have a reasonable opportunity to review all Returns and amendments thereto. Onyx shall pay and discharge all Taxes upon or against it or any of its properties or assets, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any Material Adverse Effect upon Onyx and (b) Onyx shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) in the amount of the demanded principal imposition (together with interest and penalties relating thereto, if any).

                  4.2 No Other Bids. Prior to the Effective Time, Onyx shall not, nor shall it authorize any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by it to, initiate, solicit or encourage (including by way of furnishing information), any inquiries or the making of any proposal which may reasonably be expected to lead to any takeover proposal. Onyx shall promptly advise Raster orally and in writing of any such inquiries or proposals, whether or not such proposal was in writing. Onyx shall not furnish any information concerning the Merger or the business or financial condition of Onyx in response to requests from a third party contemplating or making a takeover proposal unless (i) such information is publicly available or (ii) disclosure of such information is required under any law or statute. As used in this paragraph, "takeover proposal" shall mean any proposal for a merger or other business combination involving Onyx or for the acquisition of a substantial equity interest in Onyx or a substantial portion of the assets of Onyx other than the transactions contemplated by this Agreement. Nothing in this Section 4.2 shall preclude Onyx's Board of Directors from carrying out its legal and fiduciary duties with respect to considering or responding to any written takeover proposal.

                  4.3 Shareholder Approval. Onyx shall submit this Agreement and the Merger Agreement to its shareholders for approval and adoption as provided by law and its Bylaws, at a meeting or by written consent before the Effective Time. Sub shall obtain requisite approval of its Board of Directors and its shareholder of this Agreement, the Merger Agreement and the Merger.

                  4.4 Legal Conditions to the Merger. Raster, Sub and Onyx will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and will promptly cooperate with and furnish information to the other parties in connection with any such requirements imposed upon any other party or any subsidiary of such other parties in connection with the Merger. Raster, Sub and Onyx will take, and will cause their subsidiaries to take, all reasonable actions to obtain (and to cooperate with the other parties and their subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, or other third party, required to be obtained or made by such party or its subsidiaries (or by the other parties or their subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                  4.5 Cooperation. Raster and Onyx shall together, or pursuant to an allocation of responsibility to be agreed upon between them, (a) prepare and shall use their best efforts to have the fairness hearing held as promptly as possible, (b) take all such action as may be required under state blue sky or securities laws in connection with the transactions contemplated by this Agreement, and (c) cooperate with one another in determining whether any filings are required to be made or consents required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated by this Agreement and in making any such filings promptly and in seeking to obtain timely any such consents. Raster, Sub and Onyx shall each furnish to one another's counsel all such information as may be required in order for the effectuation of the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make the information so furnished, in light of the circumstances under which it is so furnished, not misleading.

                  4.6 Investigation by Raster. Raster may, prior to the Effective Time, make or cause to be made such reasonable investigation of the business and properties of Onyx and its financial, legal and tax condition as Raster deems necessary or advisable to familiarize itself with such properties and other matters, provided that such investigation shall not interfere with normal operations. Onyx agrees to permit Raster and its authorized representatives to have, after the date of this Agreement and until the Effective Time, full access to the premises, books and records of Onyx at reasonable hours, and the officers of Onyx will furnish Raster with such financial and operating data and other information with respect to the business and properties of Onyx as Raster shall from time to time reasonably request. Onyx agrees to give, and to use its best efforts to cause its independent accountants and other advisors to give, such assistance to the independent accountants and other advisors for Raster as Raster may reasonably request in connection with its review of financial statements and returns of Onyx for the fiscal year ended September 30, 1994 and for the eight (8) month period ended May 31, 1995 or prior annual or other periods, including its notes and work papers. No investigation by Raster heretofore or hereafter made shall affect the representations and warranties of Onyx, and each such representation and warranty shall survive any such investigation.

                  4.7 Satisfactory Shareholder Agreements. Onyx will cause each shareholder of Onyx, which when added together constitutes more than 95% (by value) of the outstanding capital stock of Onyx as of the Effective Time, to execute and deliver the Shareholder Agreement prior to the Effective Time.

                  4.8 Expenses. If for any reason the Merger as contemplated herein is not consummated, Raster and Onyx shall each pay their own out-of-pocket expenses, including legal fees and expenses, incurred incident to the preparation and carrying out of the transactions herein contemplated.

                  4.9 Public Announcements. Raster and Onyx will consult with each other at least twenty-four (24) hours before issuing, or permitting any agent or affiliate to issue, any press releases or otherwise making, or permitting any agent or affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby, and shall provide to the other party at such time the proposed text of any such press release or public statement. Notwithstanding the foregoing, after such consultation, if Raster and Onyx cannot agree on the content of such press release or public statement, either party may issue, or permit any agent or affiliate to issue, any such press release or make any such public statement which such party's legal counsel deems to be required by law.

                  4.10 Issuance of Raster Preferred and Common Stock. Raster will, promptly following the Effective Time and from time to time thereafter as provided in this Agreement or the Merger Agreement, issue or cause to be issued or deliver or cause to be delivered from Raster's authorized but unissued shares, certificates for the shares of Raster Preferred Stock into which the shares of Onyx Common Stock outstanding on the Effective Time shall then be converted and the shares of Raster Common Stock to be issued upon the exercise thereafter of stock options assumed by Raster in accordance with Section 6 of this Agreement.

                  4.11 Consents. Raster and Onyx will use their best efforts to obtain the written consents, if required, of all third parties, including, but not limited to, governmental or regulatory agencies, foreign or domestic, and those consents, if required to the contracts listed on the

Disclosure Schedule of such party and will furnish to the other party executed copies of those consents on or before the Effective Time.

                  4.12 Secured Loan. Simultaneous with the execution this of this Agreement, Raster shall advance to Onyx $254,961.00 pursuant to the Loan and Security Agreement attached hereto as Exhibit 4.12. Said loan will be secured by all the assets of Onyx. As partial consideration for the advance, Onyx agrees that the Software Distribution Agreement dated July 15, 1994 between Onyx and Raster shall be extended through December 31, 1995 and Onyx agrees that the minimum purchase commitments (including Exhibit D) shall not be applicable through the extension period. In addition, Raster shall have the right to offset against the secured promissory note any payments due to Onyx from Raster for purchases of Onyx products by Raster pursuant to said Software Distribution Agreement.

         5.2      Conditions of Closing.

                  5.1 Raster's and Sub's Conditions of Closing. The obligation of Raster and Sub to effect the Merger shall be, unless waived, subject to and conditioned upon the satisfaction at or prior to the Effective Time of each of the following conditions:

                           (a) Representations and Warranties True and Correct.
All representations and warranties of Onyx contained in this Agreement and the Schedules hereto shall be true and correct in all material respects at and as of the Effective Time and Onyx shall have performed, in all material respects, all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Effective Time pursuant to the terms of this Agreement, and Raster shall have received a certificate of an authorized officer of Onyx dated the Effective Time to such effect.

                           (b) No Material Adverse Change. There shall have been
no material adverse change since the date of this Agreement in the financial condition, operating results, business or affairs of Onyx, and Onyx shall not have suffered any loss (whether or not insured) by reason of physical damage caused by fire, earthquake, accident or other calamity which substantially affects the value of its assets, properties or business, and Raster shall have received a certificate of an authorized officer of Onyx dated the Effective Time to such effect.

                           (c) Good Standing. Onyx shall have delivered to
Raster certificates of the Secretary of State of the State of Delaware and Utah and the Franchise Tax Board of the State of Utah certifying as of a date reasonably close to the Effective Time that Onyx has filed all required reports, paid all required fees and Taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

                           (d) Legal Opinion. Raster shall have received from
Kimball, Parr, counsel for Onyx, an opinion dated the Effective Time substantially in the form of Exhibit 5.1(d) attached hereto.

                           (e) Certificate of Secretary. Onyx shall have
delivered to Raster a certificate of its corporate secretary certifying as to:

                                     (i) resolutions of its shareholders and
Board of Directors authorizing execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby and

                                     (ii) the incumbency of its officers
executing this Agreement and all agreements and documents contemplated hereby.

                           (f) Resignations of Directors and Officers. All
directors and officers of Onyx shall have submitted their written resignations with respect to such positions.

                           (g) Employment Agreements. Charles Edwards, Neil
Baker, Todd Hess, Maxim Derhak and Dean Wittman shall have entered into an Employment Agreement substantially in the form of Exhibit 5.1(i) attached hereto with Raster.

                           (h) Shareholder Agreement. All Onyx shareholders as
shall be necessary to constitute more than 95% (by value) of the outstanding capital stock of Onyx as of the Effective Time, will have executed and delivered the Shareholder Agreement.

                           (i) Due Diligence. Raster shall have completed its
due diligence review of Onyx, the results of which shall be satisfactory to Raster.

                  5.2 Onyx's Conditions of Closing. The obligation of Onyx to effect the Merger shall be, unless waived, subject to and conditioned upon the satisfaction at or prior to the Effective Time of each of the following conditions:

                           (a) Representations and Warranties True and Correct.
All representations and warranties of Raster and Sub contained in this Agreement shall be true and correct at and as of the Effective Time in all material respects and each of Raster and Sub shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Effective Time pursuant to the terms of this Agreement, and Onyx shall have received certificates of an authorized officer of Raster dated the Effective Time to such effect.

                           (b) Good Standing. Raster shall have delivered to
Onyx a certificate of the Secretary of State of the State of California certifying as of a date reasonably close to the Effective Time that Raster has filed all required reports, paid all required fees and Taxes, and is, as of such date, in good standing and authorized to transact business as a domestic corporation.

                           (c) Legal Opinion. Onyx shall have received from
Venture Law Group, counsel for Raster and Sub, an opinion dated the Effective Time in substantially the form attached hereto as Exhibit 5.2(c).

                           (d) Certificate of Secretary. Each of Sub and Raster
shall have delivered to Onyx a certificate of its corporate secretary certifying as to:

                                     (i) resolutions of its shareholders (in the
case of Sub only) and its Board of Directors authorizing execution of this Agreement and the execution, performance and delivery by such party of all agreements, documents and transactions contemplated hereby and

                                    (ii) the incumbency of its officers
executing this Agreement and all agreements and documents contemplated hereby.

                           (e) Shareholder Agreement. Raster shall have executed
counterpart copies of the Shareholder Agreement substantially in the form of
Exhibit 5.1(j) attached hereto and shall have delivered such agreement to Onyx on behalf of Onyx shareholders entering into such agreement.

                           (f) Employment Agreements. Raster shall have executed
and delivered to Onyx Employment Agreements in substantially the form attached hereto as Exhibit 5.1(i) with Charles Edwards, Neil Baker, Todd Hess, Maxim Derhak and Dean Wittman.

                  5.3 Conditions of Raster, Sub and Onyx to Closing. The obligations of Raster, Sub and Onyx to effect the Merger shall be, unless waived, subject to and conditioned upon satisfaction at or prior to the Effective Time of each of the following conditions:

                           (a) Board Approval. The Boards of Directors of
Raster, Sub and Onyx shall have duly approved this Agreement and the Merger.

                           (b) Shareholder Approval. The shareholders of Onyx,
Raster, and Sub shall have duly approved this Agreement and the Merger in accordance with Delaware and California law and their respective Articles of Incorporation and Bylaws.

                           (c) Fairness Hearing. The Merger and the issuance of
the Raster Preferred Stock shall have been approved by the Commissioner of Corporations of the State of California in a fairness hearing to be held in California.

                           (d) Filing of Articles of Merger. The Agreement of
Merger shall have been filed with the Secretary of State of the State of Delaware.

                           (e) Third Party Consents. Any and all consents
required from third parties relating to contracts, licenses, leases and other instruments material to the respective businesses of Raster and Onyx shall have been obtained.

                           (f) No Injunction, etc. No temporary restraining
order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any federal or state court and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking the imposition against Raster, Sub or Onyx of substantial damages if the Merger is consummated, shall be pending which, in the good faith judgment of the Board of Directors of Raster or Onyx (acting upon advice of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such order or injunction lifted.

                           (g) No Conflict. No statute, rule or regulation shall
have been enacted by the government of the United States or any state or agency thereof which would make the consummation of the Merger illegal.

                           (h) Dissenting Shareholders. Shareholders of Onyx
holding not more than 4% of the outstanding shares of Onyx on an as-converted to Common Stock basis shall have exercised dissenters' rights.

                           (i) No Litigation. Except as disclosed on the
Disclosure Schedules, there shall be no pending or threatened litigation against any of Raster, Sub or Onyx or against their officers or directors which may have a material adverse effect on Raster or the Surviving Corporation after the Merger.

         6.       Onyx Options.

                  6.1 Onyx's Plans. Raster shall assume each option to purchase shares of Onyx Common Stock (collectively, the "Onyx Options") outstanding at the Effective Time under the Onyx Plans and each Onyx Option shall thereafter be exercisable for a number of shares of Raster Common Stock equal to the number of shares of Onyx Common Stock subject to such Onyx Option immediately prior to the Effective Time multiplied by two (2) (collectively, the "Raster Options"). The exercise price per share of Raster Common Stock for such Onyx Option so assumed shall be the exercise price per share specified in such Onyx Option divided by two (2), rounded to the nearest $0.01, all in accordance with Section 424(a) of the Code, and the regulations promulgated thereunder, without regard to whether the Onyx Option qualifies as an incentive stock option within the meaning of
Section 422 of the Code ("ISO"), although an assumed Onyx Option is intended to be an ISO if the Onyx Option so qualified. For example, a Onyx Option covering 10,000 shares of Onyx Common Stock with an exercise price of $0.32 per share would be converted into a Raster Option covering 20,000 shares of Raster Common Stock with an exercise price of $0.16 per Raster share. Prior to rounding, all calculations shall be carried to four decimal places. Each Raster Option shall be upon the same substantive terms and conditions as were applicable under the Onyx Option to purchase Onyx Common Stock, except for the adjustments contemplated in this Section 6.1. Onyx represents and warrants to Raster that such assumption can be effected under the Onyx Plans and Onyx Options without consent of any holder of Onyx Options and without liability to any holder of Onyx Options. Raster will take all corporate and other action necessary to reserve and make available sufficient shares of Raster Common Stock for issuance upon exercise of such Raster Options.

         7.       Escrow and Indemnification.

                  7.1 Creation of Escrow. At the Effective Time, an escrow ("Escrow") shall be established with the Escrow Agent on the terms set forth in this Section 7, for an aggregate of thirty percent (30%) of the number of full shares of Raster Preferred Stock (the "Escrow Shares") issued or issuable by Raster in the Merger. At the Effective Time, the shareholders of Onyx shall be deemed to have directed Raster to deliver to the Escrow Agent a certificate or certificates registered in the name of the Escrow Agent for that number of shares of Raster Preferred Stock otherwise distributable to the shareholders of Onyx which represents each Onyx shareholder's proportionate interest in the Escrow Shares. For such purpose, each Onyx shareholder's "proportionate interest" shall be that number of shares of Raster Preferred Stock to be issued to such Onyx shareholder divided by the total number of shares of Raster Preferred Stock to be issued on the Effective Date to all Onyx shareholders. The shares so delivered to the Escrow Agent and any other securities or other property or cash, from time to time held by the Escrow Agent pursuant to the terms hereof is herein referred to as the "Escrow Fund." Any shares or other securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee. The Escrow Fund shall be held by the Escrow Agent in escrow subject to the terms and conditions hereinafter set forth. Any shares or other securities from time to time held in the Escrow Fund shall be registered in the name of the Escrow Agent or its nominee. Raster shall show shares held in the Escrow Fund as issued and outstanding on its balance sheet after the Effective Time and such shares shall be duly authorized and validly issued under applicable state law.

                  7.2 Onyx Shareholders' Representatives. From and after the establishment of the Escrow Fund as provided in Section 7.1 hereof, the Onyx shareholders shall be represented hereunder by Chris Cannon or his designee (the "Onyx Shareholders' Representative").

                  7.3 Indemnity. The Onyx shareholders shall jointly and severally indemnify Raster and Sub and hold each of them harmless against and in respect of any loss, cost, expense, liability, judgment or damage (including reasonable legal fees and expenses) (collectively, the "Losses") incurred by Raster or any of its subsidiaries (including Sub) or by any successor of any of them, directly or indirectly, caused by or arising from any misrepresentation or omission of Onyx contained in this Agreement, in the manner herein provided; provided, however, that the Onyx shareholders will not be liable under this
Section 7 to the extent claims for Losses hereunder do not exceed $50,000; provided, however, that if such Losses exceed $50,000, then the indemnification provided for hereunder shall apply to all Losses without regard to the $50,000 threshold provided above.

                  7.4      Distribution Events.

                           (a) If Raster or Sub shall have any claim of
indemnification pursuant to Section 7.3, it shall, after consulting with the Onyx Shareholders' Representative regarding such claim, promptly give formal written notice thereof to the Onyx Shareholders' Representative and Escrow Agent, including a brief description of the facts or other matters upon which such claim is based and the amount thereof as reasonably determined by Raster. The Escrow Agent shall within thirty (30) business days following receipt of such notice deliver from the Escrow Fund to Raster the lesser of (i) the number of Escrow Shares, in whole shares, or other property in the Escrow Fund, most nearly equal to the sum of the amount of the claim or claims to be satisfied divided by the fair market value of the Raster Preferred Stock at the time of the Loss as determined by an independent appraiser selected by Raster, or (ii) all of the remaining Escrow Shares. In lieu of the Escrow Shares, the Shareholder Representative, on behalf of all Onyx shareholders, may elect to pay for the Loss in cash.

                           (b) Disputes with respect to any claims of
indemnification by Raster or Sub hereunder or determination of the fair market value of the Raster Preferred Stock shall be resolved as follows:

                                     (i) If the Onyx Shareholders'
Representative shall, in good faith, notify the Escrow Agent in writing of his objection to a claim of indemnification or determination of the fair market value of the Raster Preferred Stock prior to a distribution under Section 7.4(a) hereof, including a brief description of the facts or other matters upon which such objection is based, the Onyx Shareholders' Representative and Raster shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims and the determination of the fair market value of the Raster Preferred Stock. If the Onyx Shareholders' Representative and Raster should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Raster Preferred Stock or other property from the Escrow Fund in accordance with the terms thereof.

                                     (ii) If no such agreement can be reached
after good faith negotiation, either Raster or the Onyx Shareholders' Representative may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. Any arbitration hereunder shall be conducted by three arbitrators. Raster and the Onyx Shareholders' Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the three arbitrators as to the validity and amount of any claim or determination of the fair market value of the Raster Preferred Stock shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                                     (iii) Judgment upon any award rendered by
the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California, under the rules then in effect of the American Arbitration Association.

                                     (iv) If the arbitrators shall determine
that some or all of the Escrow Shares are to be delivered to Raster or Sub, the Escrow Agent shall within fifteen (15) business days following receipt of a copy of such determination deliver to Raster the lesser of (i) the number of Escrow Shares in whole shares, or other property in the Escrow Fund, most nearly equal to the sum of the amount of the claim or claims to be satisfied, or (ii) all of the remaining Escrow Shares. If such determination is made after July 31, 1996, any Escrow Shares not delivered to Raster hereunder or not otherwise subject to a still outstanding claim shall be immediately delivered to the Onyx shareholders in accordance with their proportionate interest therein.

                           (c) In the event that the Escrow Shares are
deliverable to Raster hereunder, each Onyx shareholder shall bear his or her proportionate interest therein.

                           (d) Third Party Claims. In the event Raster becomes
aware of a third-party claim which Raster believes may result in a demand against the Escrow Fund, Raster shall notify the Onyx Shareholders' Representative, who shall be entitled, at his expense, to participate in any defense of such claim, subject to Raster's overall control of such defense. Raster shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Onyx Shareholders' Representative, no settlement of any such claim with third-party claimants shall alone be determinative of the validity of any claim against the Escrow Fund. In the event that the Onyx Shareholders' Representative have consented to any such settlement, the Onyx Shareholders' Representative shall have no power or authority to object under any provision of this Section 7.4(d) to the amount of any claim by Raster against the Escrow Fund with respect to such settlement.

                  7.5 Termination. The obligations of the Onyx shareholders under this Section 7 with respect to any misrepresentations and omissions shall apply only with respect to any claims made by July 31, 1996. On August 1, 1996, the Escrow Agent shall distribute to the Onyx shareholders the Escrow Shares which remain after full satisfaction of Losses as set forth in Section 7.3 hereof, except that number of Escrow Shares, in whole shares, in the Escrow Fund most nearly equal to 100% of the amount of all pending claims made by Raster hereunder relating to misrepresentations and omissions and expenses reasonably established by Raster to be necessary for the disposition of all such claims, or, if less, all of the remaining Escrow Shares.

                  7.6 Rights of Shareholders. The Onyx shareholders shall retain the rights to vote the Escrow Shares and receive distributions thereon and the obligations to pay all Taxes, assessments, and charges with respect thereto; provided, however, that any distribution on or with respect to such Escrow Shares and any other shares or securities into which such Escrow Shares may be changed or for which they may be exchanged pursuant to corporate action of Raster affecting holders of Raster Common Stock generally, shall be delivered to and held by the Escrow Agent in Escrow and shall be subject to the indemnity and escrow provisions of this Section 7. As the record holder of the Escrow Shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Onyx shareholders having the beneficial interest therein, and the Escrow Agent shall promptly deliver copies of all proxy solicitation material to such Onyx shareholders.

                  7.7 Fees. The fees of the Escrow Agent shall be paid by Raster.

                  7.8 Escrow Agent's Protection. In taking any action whatsoever hereunder, the Escrow Agent shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it to be sufficient. The Escrow Agent shall not be liable to Raster, Sub, Onyx or the Onyx shareholders for any act performed or omitted to be performed by it in good faith and shall be liable only in case of its own bad faith or willful misconduct or gross negligence. The Escrow Agent may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel.

                  7.9 Indemnification of Escrow Agent. Raster shall reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents (referred to herein severally and col-lectively as the "Escrow Agent"), from and against any loss, damage, liability or claim suffered, incurred by, or asserted against the Escrow Agent (including any amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Agreement or its services hereunder, so long as the Escrow Agent has acted in good faith and without gross negligence.

                  Raster may participate at its own expense in the defense of any claim or action which may be asserted against the Escrow Agent, and if Raster so elects, Raster may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest which would make it inappropriate for the same counsel to represent both Raster and the Escrow Agent, retention of separate counsel by the Escrow Agent shall be reimbursable as hereinabove provided. The right of the Escrow Agent to indemnification hereunder shall survive its resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

                  7.10 Exclusive Remedy. In the absence of fraud, the Escrow provided in this Section 7 shall be the sole and exclusive remedy of Raster against Onyx shareholders and all other holders of Onyx Common Stock or Onyx Options with respect to all Losses incurred by Raster pursuant to the transactions contemplated by this Agreement.

                  7.11 Notice. Any notice or other communication required or permitted to be given to the parties under this Section 7 shall be deemed to have been given if delivered personally, or two business days after mailing by certified or registered mail, return receipt requested, first class postage prepaid, addressed as follows:

                           (a) If to Raster as provided in Section 9.1 of this
Agreement

                           (b)      If to Onyx shareholders:

                                    To:     Charles O. Edwards
                                            6915 South High Tech Drive
                                            Midvale, Utah  84047-3757

                           (c)      If to the Escrow Agent:

                                    To:     Bank of America N.T. & S.A.
                                            315 Montgomery Street, Suite 920
                                            San Francisco, CA 94104
                                            Attention:  _______________

         8. Termination. This Agreement may be terminated and the Merger abandoned at any time before the Effective Time, whether before or after adoption by the shareholders of Onyx and Raster as follows:

                  8.1 Mutual Consent. By mutual consent of the Boards of Directors of Raster, Sub and Onyx.

                  8.2 By Raster or Onyx. By either Raster or Onyx if

                           (a) there has been a material breach of any
representation, warranty, covenant or agreement contained in this Agreement on the part of the other party and such breach of a covenant or agreement has not been promptly cured;

                           (b) the Merger shall not have been consummated by
August 18, 1995;

                           (c) (i) there shall be a final nonappealable order of
a federal or state court in effect preventing consummation of the Merger or (ii) there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity which would make consummation of the Merger illegal;

                           (d) there shall be any action taken, or any statute,
rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would (i) prohibit Raster's or Onyx's ownership or operation of all or a material portion of the business or assets of Onyx or Raster and its subsidiaries taken as a whole, or compel Raster or Onyx to dispose of or hold separate all or a material portion of the business or assets of Onyx or Raster and its subsidiaries taken as a whole, as a result of the Merger or (ii) render Raster or Onyx unable to consummate the Merger, except for any waiting period provisions; or

                           (e) any required approval of the shareholders of Onyx
or RGI shall not have been obtained.

                  8.3 By Raster. By Raster giving written notice to Onyx if the conditions set forth in Sections 5.1 and 5.3 shall not have been complied with or performed in all material respects not later than August 18, 1995.

                  8.4 By Onyx. By Onyx giving written notice to Raster if the conditions set forth in Sections 5.2 and 5.3 shall not have been complied with or performed in all material respects not later than August 18, 1995.

                  8.5 Effect of Termination. In the event of termination of this Agreement by either Raster or Onyx as provided in Section 8.1, 8.2, 8.3 and 8.4, this Agreement and the Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of Raster or Onyx or their respective officers or directors except as set forth in Sections 4.6 and 4.8 and except to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

        9. Miscellaneous.

                  9.1 Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

         If to Raster or Sub:
                         (1)    If to Raster:

                                Raster Graphics, Inc.
                                285 N. Wolfe Road
                                Sunnyvale, California  94086
                                (408) 738-7800
                                (408) 749-0544 (fax)

                                Attention: Rak Kumar
                                           President and
                                           Chief Executive Officer

                                With a copy to:

                                Mark B. Weeks
                                Venture Law Group
                                2800 Sand Hill Road
                                Menlo Park, California  94025
                                (415) 854-4488
                                (415) 854-1121 (fax)

                         (2)    If to Onyx:

                                Onyx Graphics Corporation
                                6915 South High Tech Drive
                                Midvale, Utah  84047-3757
                                (801) 568-9900
                                (801) 568-9911 (fax)

                                Attention: Charles O. Edwards
                                           President and Chief Executive
                                           Officer

                                With a copy to:

                                       Richard G. Brown
                                       Kimball, Parr
                                       185 South State Street
                                       Suite 1300
                                       Salt Lake City, Utah  84111
                                       (801) 532-7840

or to such other address as any party shall specify by written notice so given, and shall be deemed to have been delivered as of the date so personally delivered or mailed.

                  9.2 Binding Effect, Benefits. Subject to Section 9.11, this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties to this Agreement or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  9.3 Entire Agreement. This Agreement, together with the Exhibits and Schedules to this Agreement, the Secured Promissory Note dated June 12, 1995 issued by Onyx to Raster and other documents contemplated hereby, constitute the final written expression of all of the agreements among the parties, and is a complete and exclusive statement of those terms. It supersedes all prior understandings and negotiations concerning the matters specified herein and therein. Any representations, promises, warranties or statements made by any party that differ in any way from the terms of this written Agreement and the Exhibits and Schedules to this Agreement and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the others, that there are no additional or supplemental agreements between them related in any way to the matters contained in this Agreement unless specifically included or referred to in this Agreement. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

                  9.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

CALIFORNIA. THE PARTIES AGREE THAT, EXCEPT WITH RESPECT TO ARBITRATION OF CLAIMS AGAINST THE ESCROW FUND AS PROVIDED IN SECTION 7, JURISDICTION AND VENUE WITH RESPECT TO ANY LAWSUIT BETWEEN OR AMONG THE PARTIES INVOLVING THE INTERPRETATION, COMPLIANCE OR ENFORCEMENT OF ANY PROVISION UNDER THIS AGREEMENT SHALL BE EXCLUSIVELY IN THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF CALIFORNIA OR IN THE CALIFORNIA STATE COURTS LOCATED IN THE COUNTY OF LOS ANGELES.

                  9.5 Non-Survival of Representation, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive the Effective Time indefinitely and any termination of this Agreement pursuant to Section 8.2(a) hereof.

                  9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  9.7 Headings. Headings of the Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                  9.8 Waivers. Any party hereto may by written notice to the other parties, (i) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement; or (iv) waive performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                  9.9 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement.

                  9.10 Incorporation of Schedules. All Exhibits and Schedules attached to this Agreement are by this reference incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

                  9.11 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable without the prior written consent of the other parties.

                  9.12 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

                  9.13     Finder's Fees.

                           (a) Onyx (i) represents and warrants that it has
retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Raster harmless of and from any liability for any commission or compen sation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Onyx or any of its employees or representatives, are responsible.

                           (b) Raster and Sub (i) represent and warrant that
neither of them has retained any finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agree to indemnify and to hold Onyx harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Raster or Sub, or any of their employees or representatives, are responsible.

                  9.14 Effective Date. This Agreement shall be effective as of the date first set forth above by and among Raster, Sub and Onyx when executed and delivered by them. The Escrow Agent shall become a party to Section 7 of this Agreement at such time as it executes and delivers a signature page to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

ONYX SYSTEMS, INC.                         RASTER GRAPHICS, INC.

By: /s/ Charles O. Edwards                 By: /s/ Rak Kumar
   ---------------------------                -----------------------------
Title: President and CEO                   Title: CEO and President
       -----------------------                    -------------------------

                                           RASTER ACQUISITION CORPORATION

                                           By: /s/ Rak Kumar
                                              -----------------------------
                                           Title: CEO and President
                                                  -------------------------
                                           ESCROW AGENT:

                                           BANK OF AMERICA N.T. & S.A.

                                           By:
                                              -----------------------------

                                           Title:
                                                  -------------------------



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
             AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

        This Amendment to the Agreement and Plan of Reorganization (the "Agreement") is made and entered into this 31st day of December 1995, by and among Raster Graphics, Inc. ("Raster"), a California Corporation and Onyx Graphics Corporation ("Onyx"), a subsidiary of Raster.

        WHEREAS, on June 12, 1995 Raster, Onyx, and Bank of America N.T. and S.A. (the "Escrow Agent") entered into a merger agreement wherein certain shares of Raster were held in escrow with the Escrow Agent.

        WHEREAS, Onyx and Raster wish to amend the Agreement in certain respects.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. Section 7.5 of the Agreement shall be deleted in its entirety and replaced with the following:

        "7.5  Termination.  The obligations of the Onyx shareholders under this
Section 7 with respect to any misrepresentations and omissions shall apply only with respect to any claims made by December 31, 1995. On January 1, 1996, the Escrow Agent shall distribute to the Onyx shareholders all of the Escrow Shares."

        2. Except for the foregoing, the Agreement shall remain unchanged and in full force and effect.

        3. This Amendment may be executed in counterparts, each of which when filed shall be deemed an original and all of which, taken together, shall constitute one instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first set forth above.

ONYX GRAPHICS CORPORATION                       RASTER GRAPHICS



By:  /s/  Chuck Edwards                         By:  /s/  Rak Kumar
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     Chuck Edwards                                  Rak Kumar

Title:  President                               Title:  President
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